UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

(Date of Report (Date of earliest event reported)): December 1, 2006
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-25771 (Commission File Number)	13-3951476 (IRS Employer Identification Number)

50 Rockefeller Plaza
New York, NY		10020
(Address of principal executive offices)		(Zip Code)
(212) 492-1100
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On December 1, 2006, the registrant announced that the proposed merger of Corporate Property Associates 12 Incorporated (“CPA®:12”), with and into the registrant, was consummated and became effective on December 1, 2006. Attached hereto and incorporated herein by reference as Exhibit 99.1 is the press release regarding the closing of the merger.
In the merger, the registrant acquired 87 properties from CPA®:12 consisting primarily of office, industrial, retail and warehouse facilities located in 25 states and totaling approximately 6.6 million square feet for a total consideration of approximately $536 million, including the assumption of approximately $197.5 million in third party mortgage debt. These properties all have lease terms in excess of eight years. The price paid for the CPA®:12 properties was based on a third party valuation of the properties belonging to CPA®:12 as of December 31, 2005 and was adjusted as described in the Form S-4 filed by the registrant on October 26, 2006.
W. P. Carey & Co. LLC, directly or through its subsidiaries, provides both strategic and day-to-day management services for the registrant and CPA®:12. The board of directors of each of CPA®:12 and the registrant includes representatives of W. P. Carey & Co. LLC.
In the merger, each share of CPA®:12 common stock held by a CPA®:12 stockholder of record as of the close of business on October 20, 2006 was converted into the right to receive, at the election of such stockholder, either 0.8692 shares of newly issued common stock of the registrant or cash in the amount of $10.30. Each share of CPA®:12 common stock held by a CPA®:12 stockholder of record after the close of business on October 20, 2006 was converted into the right to receive 0.8692 shares of common stock of the registrant. In connection with the merger, the registrant will issue approximately 18.5 million shares of common stock and pay $102 million in cash.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In order to finance the merger, the registrant entered into a $150 million line of credit with Wells Fargo Bank, National Association. The line of credit provides for an initial loan term of three years and an annual interest rate of LIBOR plus 135 to 160 basis points. The line of credit will be guaranteed by all current and future subsidiaries of the registrant that own unencumbered assets.
In addition, W. P. Carey & Co. LLC has agreed to make available to the registrant an additional loan of up to $50 million which would be funded using an existing W. P. Carey & Co. LLC credit line. The loan from W. P. Carey & Co. LLC to the registrant would have a maturity date of May 2007 and bear interest ranging between LIBOR plus 110 basis points and 145 basis points, which are the same terms as the existing W. P. Carey & Co. LLC credit line.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial statements of the business acquired will be filed by an amendment to this report no later than February 14, 2007, which is 71 calendar days from the date that this report must be filed.

(b) Pro Forma Financial Information.
The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by an amendment to this report no later than February 14, 2007, which is 71 calendar days from the date that this report must be filed.
(c) Exhibits.
Exhibit 99.1 Press Release dated December 1, 2006
Exhibit 99.2 Agreement and Plan of Merger, dated as of June 29, 2006 among CPA®:14, CPA®:12, CPA 14 Acquisition Inc., CPI Holdings Incorporated and CPA 12 Merger Sub Inc. (incorporated herein by reference to the Current Report on Form 8-K/A filed on July 6, 2006)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

Date: December 1, 2006	By:	/s/ Mark J. DeCesaris

Mark J. DeCesaris
Managing Director and
acting Chief Financial Officer